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                                Exhibit 10.1 (f)







March 29, 2001

Mr. C.E Bryant, Jr., President
Continental Conveyer and Equipment Company.
Winfield, Alabama

Mr. Richard M. Sickinger, President
Goodman Conveyor Company
Belton, South Carolina

Re:  Covenant Violations

Gentlemen:

You have advised Bank One that you are in violation of the Debt Service covenant as of 12/31/00 for the Sixth Amendment to the Credit Facility dated March 28,2000. Please be advised that we are waiving the violation for the period ending December 31,2000 and amending the covenants as of January 1,2001 as stated below.

The definition of the Tangible Net Worth Covenant will be amended as follows:
Shareholders equity less (1) The sum of any surplus resulting from the write up of an asset plus (2) Goodwill representing the excess of the purchase price paid for the assets or stock acquired over the value assigned thereto plus (3) All patents, trademarks, trade names and copyrights plus (4) Loan and advances to stockholders, directors, affiliates, officers, or employees plus (5) Deferred expenses. All other definitions for the loan covenants will be those defined in the current loan document.

                      SECTION                           3/31/01        6/30/01        9/30/01       12/31/01
                                                        -------        -------        -------       --------
8.1Q  Continental + Goodman Debt Service                      N/A           .50:1         1.0:1          1.0:1

8.1U  Continental + Goodman Working Capital            14,500,000      10,500,000    11,750,000      9,500,000

8.2U  Limit advances from Continental + Goodman to      8,400,000       8,400,000     7,900,000     7,650,000*
other related entities to an aggregate amount no
greater than:
8.1 O  Tangible Net Worth                              19,000,000       7,000,000     8,500,000      6,500,000

8.1T  Continental + Goodman Operating Income           10,000,000      11,500,000    12,000,000     11,500,000

- THE ADVANCES TO FOREIGN AFFILIATES WILL BE REDUCED TO 7,350,000 BY 6/30/02 AND 7,000,000 BY 12/31/02.

This waiver is applicable only in this instance, and for the designated period, all other terms and conditions remain in full force and effect.

The fee for this amendment is $20,000.

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To confirm the above understanding and agreement of the Borrowers to the amendment of the loan covenant set forth above, please sign one or more copies of this letter on behalf of the Borrowers and return signed copies to my attention.

Should you have any additional questions please do not hesitate to call me.

Sincerely,

Bank One, NA

----------------
Rudolf G. Bentlage
Vice President


Confirmed and Agreed:


Continental Conveyor & Equipment Company

-------------------
C.E.Bryant, Jr., President


Goodman Conveyor Company

-------------------------
Richard M. Sickinger, President